UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 30, 2021

EASTERN BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Franklin Street			02110
Boston	,	MA
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (800) 327-8376
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed, Eastern Bankshares, Inc. (the “Company”), the stock holding company for Eastern Bank, announced on April 7, 2021 that it had entered into a definitive merger agreement with Century Bancorp, Inc. (“Century”) and its subsidiary Century Bank and Trust Company (“Century Bank”). Century shareholders approved the proposed merger (the “Merger”) on July 7, 2021, and the Company and Century announced on September 27, 2021 that they have received all necessary regulatory approvals to complete the Merger. The Company expects the Merger will close in the mid-fourth quarter of 2021. On the date of the closing, Century Bank will merge with and into Eastern Bank (the “Bank Merger”).

On September 30, 2021, Eastern Bank entered into a definitive Purchase and Sale Agreement (the “Agreement”) with Herb Chambers 273 Turnpike Road LLC (“Buyer”) that provides for Eastern Bank to sell to Buyer real estate that currently is owned by Century Bank and located at 400 Mystic Avenue, Medford, Massachusetts (the “400 Mystic Parcel”), where Century maintains its executive offices. The 400 Mystic Parcel consists of approximately 4.9 acres of land, together with the structures and other fixtures located on that land, including a five-story office building and a connected three-story office building. The purchase price for 400 Mystic Parcel is $20,500,000 in cash payable at the closing of the sale (“400 Mystic Closing”).

The obligations of Eastern Bank and Buyer to complete the sale of the 400 Mystic Parcel are expressly contingent upon the completion of the Bank Merger and Eastern Bank’s resulting ownership of the 400 Mystic Parcel. The Agreement specifies that the 400 Mystic Closing will occur on the date that is the later of (a) 30 days after the end of the Due Diligence Period (as defined below) or (b) 30 days after Eastern Bank notifies Buyer that the Bank Merger has occurred and as a result Eastern Bank has title to and control of the 400 Mystic Parcel, but not later than March 1, 2022 (unless such outside date is extended as provided in the Agreement). Eastern Bank expects the 400 Mystic Closing to occur by December 31, 2021.

Under the Agreement, Buyer has a 45-day due diligence period commencing on September 30, 2021 (the “Due Diligence Period”), which period may be extended as provided in the Agreement, and during which Buyer, at its expense, may evaluate the 400 Mystic Parcel subject to customary limitations. The Agreement provides that Buyer may, at is sole option and in its sole discretion, terminate the Agreement for any reason or no reason by giving written notice to Eastern Bank before the expiration of the Due Diligence Period. If Buyer provides such notice, the Agreement will terminate and Buyer and Eastern will have no obligation to complete the sale of the 400 Mystic Parcel.

If Buyer does not choose to terminate the Agreement during the Due Diligence Period, Buyer’s obligation to purchase the 400 Mystic Parcel is subject to customary closing conditions, including Eastern Bank’s delivery of good and clear record and marketable fee simple title free from encumbrances, except as provided in the Agreement.

The Agreement provides that at the 400 Mystic Closing, Buyer will accept title to the 400 Mystic Parcel “as is, where is and with all faults” (except as provided in the Agreement) and upon the closing, will assume the risk that adverse matters, including construction defects and adverse physical and environmental conditions, may have not been revealed by Buyer’s due diligence evaluation. The Agreement also provides that Eastern Bank will have no obligation to Buyer (or anyone claiming under Buyer) in the event that any cleanup, remediation or removal of hazardous substances or other conditions on the 400 Mystic Parcel are required after the closing.

Following the 400 Mystic Closing, Eastern Bank will have the right to continue to occupy the 400 Mystic Parcel now used by Century Bank until April 30, 2022 at a cost to Eastern of $500 per day, as well as the costs for utilities, insurance and property maintenance, subject to extension for up to 30 days and earlier termination upon 30 days’ notice and subject to a customary Post-Closing Possession Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 to be filed with the Securities and Exchange Commission. The Agreement is not intended to provide any other factual information about Eastern, Century or Buyer or any of their respective affiliates. The representations, warranties and covenants contained in the Agreement were made only for the purposes of such Agreement and as of specified dates, were solely for the benefit of the parties to such Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Agreement or any description thereof as characterizations of the actual state of facts or condition of either Eastern, Century or Buyer or any of their respective affiliates.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties, including the probable timing of the completion of the proposed Merger and the proposed purchase and sale of the 400 Mystic Parcel described in this report (the “Proposed Real Estate Sale”). These forward-looking statements represent the Company’s expectations as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent filings with the Securities and Exchange Commission (the “SEC”). Factors relating to the proposed Merger and the Proposed Real Estate Sale that could cause or contribute to actual results differing materially from expected results include, but are not limited to, that the Proposed Real Estate Sale Transaction may not be timely completed, if at all, including, without limitation, if Buyer chooses to terminate the Agreement in its sole discretion.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: October 6, 2021	By:	/s/ James B. Fitzgerald
James B. Fitzgerald
Chief Financial Officer